Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-4

IPFX PUBCO, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A-1 Common Stock	(1)	457(a)	33,733,333		$10.06	$339,357,329.98	0.000087	$29,524.09
Fees to be Paid	Equity	Class A-1 Common Stock	(2)	Other	27,942,248			94,139,994.14	0.000087	8,190.18
Fees to be Paid	Equity	New Quantum Space Warrants	(3)	Other	15,833,333				0.0000870	0.00
Fees to be Paid	Equity	Class A-1 Common Stock	(4)	457(a)	15,833,333		12.24	193,799,995.92	0.000087	16,860.60
Fees to be Paid	Equity	Series A Preferred Stock	(5)	Other	6,272,380				0.000087	0.00
Fees to be Paid	Equity	Class A-1 Common Stock	(6)	Other	15,053,711			29,448,000.00	0.000087	2,561.98
Fees to be Paid	Equity	New Quantum Space Series A Warrants	(7)	Other					0.000087	0.00
Fees to be Paid	Equity	Class A-1 Common Stock	(8)	Other	14,117,645			101,576,224.00	0.000087	8,837.14
Fees to be Paid	Equity	Post-Domestication Inflection Point Common Stock	(9)	Other	33,733,333				0.000087	0.00
Fees to be Paid	Equity	Post-Domestication Inflection Point Warrants	(10)	Other	15,833,333				0.000087	0.00
Fees to be Paid	Equity	Post-Domestication Inflection Point Common Stock	(11)	Other	15,833,333	$			$0.000087	$0.00

Total Offering Amounts:								$758,321,544.04		65,973.99
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:										$65,973.99

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Offering Note(s)

(1)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of (i) 25,300,000 shares of New Quantum Space Class A-1 Common Stock issuable in the Merger in exchange for an equal number of shares of Post-Domestication Inflection Point Common Stock that will be issued in the Domestication upon conversion of an equal number of Public Shares that were included in the Inflection Point Units sold in Inflection Point’s IPO and (ii) 8,433,333 shares of New Quantum Space Class A-1 Common Stock issuable in the Merger in exchange for an equal number of shares of Post-Domestication Inflection Point Common Stock that will be issued in the Domestication upon conversion of an equal number of Inflection Point Class A Ordinary Shares, that were initially issued as Inflection Point Class B Ordinary Shares in a private placement prior to the IPO to the Sponsor.

Calculated in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Inflection Point Class A Ordinary Shares on Nasdaq on September 30, 2026 (such date being within five business days of the date that this registration statement was filed with the SEC).
(2)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents 27,942,248 shares of New Quantum Space Class A-1 Common Stock issuable upon exchange of Quantum Space Common Units by the Direct PubCo Sellers. Includes 3,361,210 shares of New Quantum Space Class A-1 Common Stock that will be issued as restricted shares as described in the proxy statement/prospectus.

Calculated in accordance with Rule 457(f)(2) under the Securities Act. Quantum Space is a private company and no market exists for its equity securities. Therefore, the proposed maximum offering price is the book value of the securities to be exchanged as part of the Seller Contributions by the Direct PubCo Sellers, which is $94,139,994.14 for the securities indicated. Such book value excludes the impact of Quantum Space’s accumulated capital deficit.

(3)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of (i) 8,433,333 New Quantum Space Warrants issuable in the Merger in exchange for an equal number of Post-Domestication Inflection Point Warrants that will be issued in the Domestication upon conversion of an equal number of Public Warrants that were included in the Inflection Point Units sold in Inflection Point’s IPO and (ii) 7,400,000 New Quantum Space Warrants issuable in the Merger in exchange for an equal number of Post-Domestication Inflection Point Warrants that will be issued in the Domestication upon conversion of an equal number of Private Placement Warrants that were initially issued in a private placement concurrently with the IPO.

Consistent with the response to C&DI 240.06, the registration fee with respect to the New Quantum Space Warrants has been allocated to the New Quantum Space Class A-1 Common Stock issuable upon exercise of the New Quantum Space Warrants and included in the registration fee paid in respect of such shares of New Quantum Space Class A-1 Common Stock.

(4)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents 15,833,333 shares of New Quantum Space Class A-1 Common Stock issuable upon exercise of the New Quantum Space Warrants described in Note (3).

Calculated in accordance with Rule 457(f)(1) and Rule 457(i) under the Securities Act, based on the sum of (i) the average high and low prices of the Inflection Point Warrants on Nasdaq on September 30, 2026 (such date being within five business days of the date that this registration statement was filed with the SEC) and (ii) the $11.50 exercise price of the New Quantum Space Warrants. Consistent with the response to C&DI 240.06, the registration fee with respect to the New Quantum Space Warrants has been allocated to the New Quantum Space Class A-1 Common Stock issuable upon exercise of the New Quantum Space Warrants and included in the registration fee paid in respect of such shares of New Quantum Space Class A-1 Common Stock.

(5)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents shares of Series A Preferred Stock to be issued as consideration in the Business Combination to the holders of Pre-Funded Preferred Units, taking into account, solely for this purpose accrued and unpaid payment-in-kind dividends through December 31, 2026, which amount represents a good-faith estimate of the maximum amount of shares of Series A Preferred Stock that may become issuable in the Business Combination upon exchange of the Pre-Funded Preferred Units.

Consistent with the response to C&DI 240.06, the registration fee with respect to the shares of Series A Preferred Stock has been allocated to the New Quantum Space Class A-1 Common Stock issuable upon conversion of the Series A Preferred Stock and included in the registration fee paid in respect of such shares of New Quantum Space Class A-1 Common Stock.

(6)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents the number of shares of New Quantum Space Class A-1 Common Stock issuable upon conversion of the Series A Preferred Stock described in note (5), assuming solely for this purpose, a conversion price of $5.00 per share of New Quantum Space Class A-1 Common Stock, which amount represents a good-faith estimate of the maximum amount of shares of New Quantum Space Class A-1 Common Stock that may become issuable upon conversion of such shares of Series A Preferred Stock. Each share of Series A Preferred Stock will be convertible into a number of shares of New Quantum Space Class A-1 Common Stock equal to the Accrued Value divided by the conversion price then in effect.

Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act. Quantum Space is a private company and no market exists for its equity securities. Therefore, the proposed maximum offering price is the book value of the securities to be exchanged in the Merger, which is $29,448,000 for the securities indicated. Such book value excludes the impact of Quantum Space’s accumulated capital deficit. Consistent with the response to C&DI 240.06, the registration fee with respect to the shares of Series A Preferred Stock has been allocated to the New Quantum Space Class A-1 Common Stock issuable upon conversion of the Series A Preferred Stock and included in the registration fee paid in respect of such shares of New Quantum Space Class A-1 Common Stock.

(7)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents the New Quantum Space Series A Warrants initially exercisable to purchase up to 5,882,352 shares of New Quantum Space Class A-1 Common Stock, subject to adjustment, that may be issued as consideration in the Business Combination to the holders of Pre-Funded Warrants who make Warrant Contributions.

Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act. Quantum Space is a private company and no market exists for its equity securities. Therefore, the proposed maximum offering price is the book value of the securities to be exchanged in the Merger, which is $30,988,000 for the securities indicated. Such book value excludes the impact of Quantum Space’s accumulated capital deficit. Consistent with the response to C&DI 240.06, the registration fee with respect to the New Quantum Space Series A Warrants has been allocated to the New Quantum Space Class A-1 Common Stock issuable upon exercise of the New Quantum Space Series Series A Warrants and included in the registration fee paid in respect of such shares of New Quantum Space Class A-1 Common Stock.

(8)	Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents the number of shares of New Quantum Space Class A-1 Common Stock issuable upon exercise of the New Quantum Space Series A Warrants described in note (7) (assuming, solely for this purpose, a $5.00 exercise price), which amount represents a good-faith estimate of the maximum amount of shares of New Quantum Space Class A-1 Common Stock that may become issuable upon exercise of such New Quantum Space Series A Warrants.

Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act, based on the sum of (i) the proposed maximum offering price of the New Quantum Space Series A Warrants as described in note (7) and (ii) the maximum aggregate exercise price of the New Quantum Space Series A Warrants, which is $70,588,224. Consistent with the response to C&DI 240.06, the registration fee with respect to the New Quantum Space Series A Warrants has been allocated to the New Quantum Space Class A-1 Common Stock issuable upon exercise of the New Quantum Space Series A Warrants and included in the registration fee paid in respect of such shares of New Quantum Space Class A-1 Common Stock.

(9)	Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Immediately prior to the Domestication, each Inflection Point Class B Ordinary Share not previously converted into an Inflection Point Class A Ordinary Share will be automatically converted into one Inflection Point Class A Ordinary Share. In connection with the Domestication: (a) each of the then issued and outstanding Inflection Point Class A Shares will convert automatically, on a one-for-one basis, into a share of Post-Domestication Inflection Point Common Stock; (ii) each of the then issued and outstanding Inflection Point Warrants will convert automatically into a Post-Domestication Inflection Point Warrant, and (iii) each of the then issued and outstanding Inflection Point Units will be cancelled and will thereafter entitled the holder thereof to one share of Post-Domestication Inflection Point Common Stock and one-third of one Post-Domestication Inflection Point Warrant, rounded down to the nearest whole warrant.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of (i) 25,300,000 shares of Post-Domestication Inflection Point Common Stock that will be issued in the Domestication upon conversion of an equal number of Public Shares that were included in the Inflection Point Units sold in Inflection Point’s IPO and (ii) 8,433,333 shares of Post-Domestication Inflection Point Common Stock that will be issued in the Domestication upon conversion of an equal number of Inflection Point Class A Ordinary Shares, that were initially issued as Inflection Point Class B Ordinary Shares in a private placement prior to the IPO to the Sponsor.

Because the Inflection Point Ordinary Shares that will be converted into Post-Domestication Inflection Point Common Stock will then immediately be converted into the right to receive shares of New Quantum Space Class A-1 Common Stock pursuant to the Business Combination Agreement, a separate filing fee has not been remitted.

(10)	Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Immediately prior to the Domestication, each Inflection Point Class B Ordinary Share not previously converted into an Inflection Point Class A Ordinary Share will be automatically converted into one Inflection Point Class A Ordinary Share. In connection with the Domestication: (a) each of the then issued and outstanding Inflection Point Class A Shares will convert automatically, on a one-for-one basis, into a share of Post-Domestication Inflection Point Common Stock; (ii) each of the then issued and outstanding Inflection Point Warrants will convert automatically into a Post-Domestication Inflection Point Warrant, and (iii) each of the then issued and outstanding Inflection Point Units will be cancelled and will thereafter entitled the holder thereof to one share of Post-Domestication Inflection Point Common Stock and one-third of one Post-Domestication Inflection Point Warrant, rounded down to the nearest whole warrant.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of (i) 8,433,333 Post-Domestication Inflection Point Warrants that will be issued in the Domestication upon conversion of an equal number of Public Warrants that were included in the Inflection Point Units sold in Inflection Point’s IPO and (ii) 7,400,000 Post-Domestication Inflection Point Warrants that will be issued in the Domestication upon conversion of an equal number of Private Placement Warrants that were initially issued in a private placement concurrently with the IPO.

Because the Inflection Point Warrants that will be converted into Post-Domestication Inflection Point Warrants will then immediately be converted into the right to receive New Quantum Space Warrants pursuant to the Business Combination Agreement, a separate filing fee has not been remitted.

(11)	Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Inflection Point, intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the proxy statement/prospectus. Immediately prior to the Domestication, each Inflection Point Class B Ordinary Share not previously converted into an Inflection Point Class A Ordinary Share will be automatically converted into one Inflection Point Class A Ordinary Share. In connection with the Domestication: (a) each of the then issued and outstanding Inflection Point Class A Shares will convert automatically, on a one-for-one basis, into a share of Post-Domestication Inflection Point Common Stock; (ii) each of the then issued and outstanding Inflection Point Warrants will convert automatically into a Post-Domestication Inflection Point Warrant, and (iii) each of the then issued and outstanding Inflection Point Units will be cancelled and will thereafter entitled the holder thereof to one share of Post-Domestication Inflection Point Common Stock and one-third of one Post-Domestication Inflection Point Warrant, rounded down to the nearest whole warrant.

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents 15,833,333 shares of Post-Domestication Inflection Point Common Stock issuable upon exercise of the Post-Domestication Inflection Point Warrants described in Note (10).

Because the Inflection Point Warrants that will be converted into Post-Domestication Inflection Point Warrants will then immediately be converted into the right to receive New Quantum Space Warrants pursuant to the Business Combination Agreement, a separate filing fee has not been remitted.